Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock MuniAssets Fund, Inc. (MUA)
iShares National AMT-Free Muni Bond ETF (ISHMUNI)
BlackRock High Yield Municipal Fund (BR-HYMUNI)
BlackRock Strategic Income Opportunities Portfolio (BR-SIP)
BlackRock Municipal 2020 Term Trust (BKK)
BlackRock Municipal Target Term Trust (BTT2)
BlackRock Investment Quality Municipal Trust (BKN)
BlackRock MuniYield Quality Fund III, Inc. (MYI)
BlackRock Municipal Bond Trust (BBK)
BlackRock Municipal Income Trust II (BLE)
BlackRock Municipal Income Trust (BFK)
BlackRock Long-Term Municipal Advantage Trust (BTA)
BlackRock Strategic Municipal Trust (BSD)
BlackRock MuniVest Fund II, Inc. (MVT)
BlackRock MuniYield Fund, Inc. (MYD)
BlackRock MuniHoldings Fund, Inc. (MHD)
BlackRock MuniHoldings Fund II, Inc. (MUH)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
12/12/13
Security Type:
Municipal

Issuer
KENTUCKY PUBLIC TRANSPORTATION
INFRASTRUCTURE AUTHORITY FIRST TIER TOLL
REVENUE BONDS, SERIES 2013

Selling
Underwriter
CITIGROUP GLOBAL MARKETS INC.

Affiliated
Underwriter(s)
[X]PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., Goldman,
Sachs & Co., J.P. Morgan Securities LLC,
J.J.B. Hilliard, W.L. Lyons, LLC, Raymond
James & Associates, Inc., PNC Capital
Markets LLC, First Kentucky Securities
Corp., Fifth Third Securities, Inc.,
Sterne, Agee & Leach, Inc.


Transaction Details

Date of Purchase
12/12/13

Purchase
Price/Share
(per share / %
of par)
$97.054
$98.144
$75.984
$34.735
$81.426
$53.855
$53.115
$54.859
$54.606

Total
Commission,
Spread or
Profit
0.529

1.	Aggregate Principal Amount Purchased
(a+b)

55,935,000
a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
49,935,000
b.	Other BlackRock Clients
6,000,000

2.	Aggregate Principal Amount of
Offering
275,670,369.25

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.20290


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[ ] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[X] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Andrea Ortiz
Date:12-19-13



Approved by:
Steven DeLaura
Date:12-19-13